UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2015

CENTRAL VALLEY COMMUNITY BANCORP
(Exact Name of Registrant as Specified in Charter)

California	000-31977	77-0539125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 N. Financial Dr., Suite 101, Fresno, CA	93720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (559) 298-1775

(Former Name or Former Address, if Changed Since Last Report) Not Applicable

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 (e) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2015, the Executive and Directors’ Resources Committee (“Compensation Committee”) of the Board of Directors of Central Valley Community Bancorp (the “Company”), approved the base salary of the Company’s President, James M. Ford.  Mr. Ford’s salary for 2015 will increase to $309,000. The Compensation Committee also approved payment of annual incentive bonus awards to each of the Company’s executive officers in respect to their individual performance for the year ended December 31, 2014.  The annual incentive awards were made pursuant to the Company’s Senior Management Incentive Plan for senior management and pursuant to the Employment Contract for the President and Chief Executive Officer as disclosed in the Company’s 2014 Proxy Statement.

The following awards were granted:

Daniel J. Doyle, CEO	$176,000
James M. Ford, President	$99,165
David A. Kinross, Executive Vice President and CFO	$32,564
Gary Quisenberry, Executive Vice President, Commercial and Business Banking	$37,632
Lydia Shaw, Executive Vice President, Community Banking	$31,143
Thomas L. Sommer, Executive Vice President, Chief Credit Officer	$31,358

The Committee also approved increases in the annual base salaries of the Company’s executive officers.  The Committee approved the following base salaries effective as of February 1, 2015:

David A. Kinross, Executive Vice President and CFO	$203,000
Gary Quisenberry, Executive Vice President, Commercial and Business Banking	$210,000
Lydia Shaw, Executive Vice President, Community Banking	$183,000
Thomas L. Sommer, Executive Vice President, Chief Credit Officer	$203,000

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 29, 2015	CENTRAL VALLEY COMMUNITY BANCORP By: /s/ David A. Kinross David A.. Kinross Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)